UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2026

HESTIA INSIGHT INC.

(Exact name of registrant as specified in its charter)

(Former Name of Registrant)

Nevada	024-11289	85-0994055
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

732 S. 6th Street, Suite 4762

Las Vegas, NV 89101

(Address of principal executive offices) (zip code)

(516) 212-0727

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01(a)	Entry into a Material Definitive Agreement

On April 25th, 2026 the Board of Directors of the Company executed a Strategic Divestiture & Settlement Agreement with the Director Mr. Edward Lee. The Agreement notes that Mr. Lee has never taken a salary in six years of service, which was equated to $500,000. In lieu of cash or equity, the Company agreed to divest itself of its 100% wholly owned subsidiary Hestia Investments Inc. along with any and all assets which inure to it and grant it to Mr. Lee, eradicating any and all debts owed by the Issuer in full Accord and Satisfaction. Mr. Lee, for his part, shall remit to the company 20% of any annual earnings the subsidiary is able to produce for the next two calendar years. For more details, please see the Agreements Attached hereto as Exhibits.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Unanimous Written Consent of the Board
99.2	Divestiture & Settlement Agreement
99.3	Shareholder’s Resolution
104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESTIA INSIGHT INC.

Date: April 29, 2026	By:	/s/ Edward Lee
Edward Lee
Chief Executive Officer

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